UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 29, 2001

First Midwest Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of Incorporation	0-10967 (Commission File Number)	36-3161078 (IRS Employer Identification No.)

300 Park Boulevard, Suite 405, Itasca, Illinois (Address of principal executive offices)	60143 (Zip Code)
(630) 875-7450 (Registrant's telephone number, including area code) N/A (Former name and address, if changed since last report)

FIRST MIDWEST BANCORP, INC.
FORM 8-K
June 29, 2001

Item 5. Other Events

On July 9, 2001, First Midwest Bancorp, Inc. issued a press release announcing the charter conversion of its banking subsidiary from a national banking association to an Illinois banking corporation and in a related transaction the merger of its trust subsidiary into its banking subsidiary. This press release, dated July 9, 2001, is attached as Exhibit 99 to this report.

Item 7. Financial Statements and Exhibits

(a) and (b) not applicable

(c) Exhibit Index:

99	Press Release issued by First Midwest Bancorp, Inc. dated July 9, 2001.

The following Items are not applicable for this Form 8-K:

Item 1.	Changes in Control of Registrant

Item 2.	Acquisition or Disposition of Assets

Item 3.	Bankruptcy or Receivership

Item 4.	Changes in Registrant's Certifying Accountant

Item 6.	Resignations of Registrant's Directors

Item 8.	Change in Fiscal Year

Item 9.	Sales of Equity Securities Pursuant to Regulation S

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: July 9, 2001	First Midwest Bancorp, Inc. (Registrant) /s/ DONALD J. SWISTOWICZ Donald J. Swistowicz Executive Vice President